    As filed with the Securities and Exchange Commission on January 21, 2003
                                                Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                               LABRANCHE & CO INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                 13-4064735
  (State or other jurisdiction of            (I.R.S. Employer Identification
  incorporation or organization)                        Number)

                               LABRANCHE & CO INC.
                               ONE EXCHANGE PLAZA
                          NEW YORK, NEW YORK 10006-3008
                                 (212) 425-1144
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    LABRANCHE & CO INC. EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                              --------------------

                            GEORGE M.L. LABRANCHE, IV
                               LABRANCHE & CO INC.
                               ONE EXCHANGE PLAZA
                          NEW YORK, NEW YORK 10006-3008
                                 (212) 425-1144
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------

     Copies of all communications, including all communications sent to the agent for service, should be sent to:
                             JEFFREY M. MARKS, ESQ.
                             STEVEN I. SUZZAN, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

  ========================= ============================ ====================== =========================== =====================
    TITLE OF SECURITIES              AMOUNT TO             PROPOSED MAXIMUM          PROPOSED MAXIMUM             AMOUNT OF
      TO BE REGISTERED           BE REGISTERED (1)        OFFERING PRICE PER     AGGREGATE OFFERING PRICE     REGISTRATION FEE
                                                                 SHARE                     (2)
  ========================= ============================ ====================== =========================== =====================
  COMMON STOCK, $0.01 PAR
  VALUE PER SHARE                3,000,000 shares               $25.62                 $76,860,000              $7,072
  ------------------------- ---------------------------- ---------------------- --------------------------- ---------------------

 (1) Plus such additional indeterminable number of shares as may be required pursuant to the LaBranche & Co Inc. Equity Incentive Plan, as amended (the "Plan"), in the event of a stock dividend, stock split, recapitalization or other similar change in the common stock, $0.01 par value per share ("Common Stock"), of LaBranche & Co Inc. (the "Company" or the "Registrant").

 (2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on January 16, 2003.

                                EXPLANATORY NOTE

              This Registration Statement is filed pursuant to General Instruction E to Form S-8 in order to register 3,000,000 shares of Common Stock, in addition to the 4,687,500 shares of Common Stock previously registered on a Registration Statement on Form S-8 (File No. 333-44464) filed with the Securities and Exchange Commission on August 25, 2000, for issuance pursuant to the Plan. The contents of the previously-filed Registration Statement are hereby incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Company's Current Reports on Form 8-K filed on May 20, 2002, August 14, 2002 and November 14, 2002.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002.

         (c) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended.

         (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A (File No. 001-15251) filed on August 16, 1999.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



           INFORMATION REGARDING FINANCIAL STATEMENTS INCORPORATED BY
                   REFERENCE INTO THIS REGISTRATION STATEMENT

         Prior to May 20, 2002, Arthur Andersen LLP ("Andersen") served as our independent auditors. After reasonable effort, we have been unable to obtain the consent of Andersen for the incorporation by reference of its report dated January 17, 2002, which was included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2001. Under these circumstances, Rule 437a under the Securities Act of 1933 permits us to file this Registration Statement without a written consent from Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to recover against Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen which are incorporated by reference herein or any omissions to state a material fact required to be stated therein.

ITEM 8. EXHIBITS

   4.1     LaBranche & Co Inc. Equity Incentive Plan, as amended

   5.1     Opinion of Fulbright & Jaworski L.L.P.

  23.1     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

  24.1     Power of Attorney (included in signature page)

--------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 17, 2003.

                        LaBRANCHE & CO INC.

                        By: /s/ GEORGE M.L. LABRANCHE, IV
                           ---------------------------------------
                            George M.L. LaBranche, IV
                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints GEORGE M.L. LABRANCHE, IV and HARVEY S. TRAISON, or either of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



/s/ GEORGE M.L. LABRANCHE, IV       Chairman, Chief Executive                   January 17, 2003
---------------------------------   Officer and President
George M.L. LaBranche, IV           (Principal Executive Officer)


/s/ ROBERT M. MURPHY                Director and Chief Executive                January 17, 2003
---------------------------------   Officer of LaBranche & Co. LLC
Robert M. Murphy

/s/ ALFRED O. HAYWARD, JR.          Director                                    January 17, 2003
---------------------------------
Alfred O. Hayward, Jr.



/s/ THOMAS E. DOOLEY                Director                                    January 17, 2003
---------------------------------
Thomas E. Dooley

/s/ E. MARGIE FILTER                Director                                    January 17, 2003
---------------------------------
E. Margie Filter

/s/ DAVID A. GEORGE                 Director                                    January 17, 2003
---------------------------------
David A. George


                                    Senior Vice President and
/s/ HARVEY S. TRAISON               Chief Financial Officer                    January 17, 2003
---------------------------------   (Principal Financial Officer)
Harvey S. Traison



/s/ TODD GRABER                     Controller                                  January 17, 2003
---------------------------------   (Principal Accounting Officer)
Todd Graber
